UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

BIOSHAFT WATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

Spectrum Technology Centre, 184 Technology Drive, Suite 201, Irvine CA 92618

(Address of principal executive offices and Zip Code)

(949) 748-8050

Registrant's telephone number, including area code

5927 Balfour Court, Suite 201 Carlsbad, CA 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2008, we appointed Imad K. Yassine as the Chief Financial Officer, Secretary and Treasurer of our company.

Imad Kamel Yassine has been our Chief Operating Officer since September 18, 2007 and a director of our company since August 14, 2007.

Mr. Yassine received a B.S.C. degree in Mechanical Engineering from Alexandria University and is a member of the International Desalination Association. He has been involved in the water and waste water treatment industry for over thirty five years, with extensive experience in waste water recycling and desalination technologies. He has extensive experience in management, finance, international trade, manufacturing relating to the waste water treatment industry in addition to extensive knowledge of the U.S. and the international market.

In 2003 Mr. Yassine established Enviromatch Inc. and served as its CEO. Enviromatch is a water and waste water treatment consulting company. In 2005 he served as a director of Bauer International Corporation, which designs and manufactures water and waste water treatment systems. In 2005 he worked with Hussey, Gay, Bell & Deyoung Inc. Consulting Engineers. He provided business development and marketing services to identify and qualify potential clients for Hussey, Gay, Bell & Deyoung for water & waste water treatment and desalination. In 2007 he co-founded and served as a director for Enviromatch Co. Ltd. Enviromatch Co. Ltd. is a company specializing in the design and supply of standard and custom water and waste water treatment equipment and solutions. Enviromatch Co. Ltd combines the experience and reputation of American technology and the low cost of Chinese manufacturing and sales knowledge of the Asian market.

Family Relationships

There are no family relationships with Mr. Yassine and any of our directors and officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Yassine, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Yassine, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

By: /s/ Imad K. Yassine

Name:	Imad K. Yassine
Title:	Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer
and Director
Dated:	September 11, 2008

CW2106759.1